Exhibit 99.1

Enfusion Appoints Oleg Movchan Interim Chief Executive Officer

Reiterates 2022 Third Quarter and Full Year Revenue Guidance

NEW YORK / LONDON / HONG KONG, August 22, 2022 – Enfusion, Inc. (“Enfusion”) (NYSE: ENFN), a leading provider of cloud-based investment management software and services, today announced that its Board of Directors (the “Board”) has appointed Oleg Movchan, currently a member of the Board, as Interim Chief Executive Officer, effective August 21, 2022. Mr. Movchan succeeds Thomas Kim, who has resigned as CEO and as a Director of the Company so that he can spend more time with his family.

Mr. Movchan has been an Enfusion investor and a Board member for over 10 years, and has worked closely with the Company’s management team as Enfusion developed its leading cloud-based investment management software and services.  Throughout his 25-year professional career Mr. Movchan has held numerous executive leadership positions across various investment management organizations, a consumer-packaged goods company, and a private equity investment platform.

“I appreciate the opportunity to serve in this role while the Board conducts a search for Enfusion’s next CEO,” said Mr. Movchan. “I am looking forward to partnering with Enfusion’s leadership team to ensure we continue to execute on behalf of our stakeholders and remain focused on maintaining and growing Enfusion’s position as the leading capital markets technology platform that solves ever-evolving business and operational challenges of the investment management ecosystem.”

“We are fortunate to have a leader of Oleg’s caliber and experience step into the CEO role on an interim basis to assist with our leadership transition,” said Kathleen DeRose, Interim Chair of the Board. “His deep understanding of Enfusion and strong relationships with our management team give us confidence that he is the right person to serve in this role.”

“On behalf of the Board, I would like to thank Thomas Kim for his leadership during his tenure, including managing Enfusion through a period of significant growth and its milestone listing on the New York Stock Exchange,” said Ms. DeRose. “We wish him nothing but the best.”

As previously announced, Enfusion continues to see strong demand for its mission critical, cloud native solutions from institutional asset managers as demonstrated by the strong second quarter results that exceeded both revenue and profitability expectations.

Enfusion reiterates its revenue outlook for the third quarter and full year 2022, as provided in its earnings release dated August 9, 2022. In connection with Enfusion’s CEO search and transition, Enfusion anticipates incurring associated costs beginning in the third quarter, which will materially impact Adjusted EBITDA.

The Board has retained an executive search firm to assist with the search process for the permanent Chief Executive Officer role.

About Enfusion

Enfusion's investment management software-as-a-service platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one cloud-native system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence, boosting agility, and powering growth. Enfusion partners with nearly 800 investment managers from 10 global offices spanning four continents.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), including statements regarding our executive leadership transition. These forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “could,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, such as those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on March 30, 2022, and in subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Enfusion, Inc.

Source Code: ENFN-IR

ENFN-CORP

Contacts:

Investors
Ignatius Njoku

investors@enfusion.com

Media
EnfusionPR@icrinc.com

Source: Enfusion, Inc.